Ex 10.12

                          Easy Gardener, Inc.
                          1750 Seventeenth Street
Easy Gardener, Inc.[LOGO] Paris, KY 40361
                          Phone: 859-987-5389, ext. 214
                          Fax: 859-987-0428
                          e-mail: tomb@easygardener.net

June 21, 2002

Ms. Sarah Leer
P.O. Box 606
Paris, KY 40361

RE: Lease Agreement Dated October 22, 2001
    Leased Premises - 1714 Main Street, Paris, KY

Dear Ms. Leer:

This letter, upon your undersigned agreement, is intended to amend and hereby amends the Lease Agreement dated October 22, 2001 (the "Lease") between Sarah Leer ("Landlord") and Easy Gardener, Inc. ("Tenant"), and in consideration of the terms and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1. Article II of the Lease provides, in part, that the initial term of the Lease shall commence on the earliest to occur of (a) the date which Tenant takes possession, or (b) the date on which Landlord's Improvements have been substantially completed and the Demised Premises have been inspected and accepted in writing by Tenant as being in good condition and repair. Further, Article II provides that the Landlord shall use best efforts to have the improvements completed on or before December 31, 2001

2. Article II of the Lease further provides that if the applicable governmental authority requires a sprinkler system to be installed in the Demised Premises, then the rent may be adjusted in such amount as is agreed upon between Landlord and Tenant; provided, however, if the Landlord is unwilling to commit to make the required capital expenditures for the sprinkler system, or if the Landlord and Tenant are unable to agree on the increase in rent, then either party may terminate the Lease by giving written notice of intent to terminate to the other party.

3.    Landlord and Tenant further acknowledge the following:

      a. That as of this date, which is over five months since the anticipated completion date of Landlord's Improvements, Tenant has not taken possession of the Demised Premises, nor has Landlord completed Landlord's Improvements as described in Exhibit "B" attached to the Lease;

      b. That the Landlord's Improvements, as set forth on Exhibit "B" to the Lease, which have not been completed are specifically set forth in the attached "List of Uncompleted Landlord Improvements Required Under Exhibit B to Lease";

      c. That as of this date, the applicable government authority has required a sprinkler system to be installed in the Leased Premises;

      d. That there is no agreement between Landlord and Tenant for an increase in rent under the Lease in order to assist Landlord with the capital cost required for installation of a sprinkler system for the Demised Premises; and

      e. That except for the agreement of Landlord and Tenant as hereinafter set forth, Tenant has the right to terminate the Lease due to Landlord's failure to timely meet Landlord's obligations under
            Article II with respect to the substantial completion of Landlord's Improvements and the delivery of possession of the Demised Premises.

4. Landlord hereby represents and warrants to Tenant that Landlord has committed to make the required capital expenditures for installation of a sprinkler system, at Landlord's sole expense, and that Landlord has already contracted for the sprinkler system improvements, with Landmark Sprinkler, Inc., Lexington, Kentucky. Moreover, Landlord represents and warrants that the uncompleted Landlord Improvements contained in the attached list, and the installation of the sprinkler system, and the delivery of the Demised Premises will be completed on or before August 14, 2002.

5. In consideration of the Landlord's commitment to install the sprinkler system and Landlord's representations and warranties, as hereinabove set forth, as of this date Tenant waives its right to terminate the Lease under Article II of the Lease as set forth above. Provided, however, if Tenant determines that Landlord is not making good faith efforts to meet the Landlord's obligations as set forth in the Lease and this letter amendment, or that it is not possible for such obligations to be completed on or before August 14, 2002, or that the obligations of Landlord are not fully completed and inspected and accepted in writing by Tenant as being in good condition and repair on or before August 14, 2002, then Tenant shall have the right to give written notice to Landlord to declare the Lease and this letter amendment terminated, and thereupon the Lease and this letter amendment shall be terminated and after which neither party shall have any further obligation to the other.

6. Except as herein amended, the Lease remains in full force and effect, and upon Landlord's timely delivery of the Demised Premises with all of Landlord's Improvements, including the sprinkler system, properly installed and completed on or before August 14, 2002, Tenant shall commence the payment of rent for the first twelve months of the Lease at the rate of $11,062.50 per month.

If the foregoing terms and conditions are acceptable to you, please sign where indicated below and return one copy to me no later than June 21, 2002. If the executed letter is not returned by that date, then the Lease Agreement is automatically terminated for the above-described breaches of the Landlord.

If you have any questions about any aspects of this letter, please contact the undersigned.

Sincerely,


/s/ Thomas E. Bensberg, Jr.

Thomas E. Bensberg, Jr.
Plant Manager

The undersigned Landlord, Sarah Leer, agrees to the foregoing terms and conditions as set forth in the foregoing letter to me dated June 21, 2002.

/s/ Sarah Leer   6/21/02
------------------------
Sarah Leer        Date

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is made and entered into this 22nd day of October, 2001, by and between SARAH LEER, with a business mailing address at P.O. Box 606, Paris, Kentucky 40361 ("Landlord") and EASY GARDNER, INC., a Delaware corporation, with its principal office and place of business at 3022 Franklin Avenue, P.O. Box 21025 Waco, Texas 76702-1025 ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                           ARTICLE 1. DEMISED PREMISES

      Landlord, for and in consideration of the rents, covenants and conditions hereinafter contained to be performed and observed by Tenant, does hereby demise and lease to Tenant a portion of the real property and improvements thereon (the "Real Property"), together with rights, easements and appurtenances thereto, buildings, fixtures and other improvements (the "Improvements"), all located at 1714 Main Street, Paris, Bourbon County, Kentucky. The Real Property and the Improvements leased hereunder contain approximately 59,000 square feet of useable space as shown in the diagram attached hereto as Exhibit "A" and said leased property constitutes a part of the real property more particularly described in Exhibit "A-1," attached hereto and incorporated herein. The Real Property and the Improvements leased hereunder, and all rights, easements and appurtenances thereto are hereinafter called the "Demised Premises," subject nevertheless to the following (collectively, hereinafter referred to as "Permitted Encumbrances"): (i) the existing state of the title to the Demised Premises as of the commencement of the term of this Lease, including a mortgage in favor of Kentucky Bank, provided said state of title does not interfere with Tenant's use and enjoyment of the Demised Premises hereunder; (ii) any state of facts which a physical inspection of the Demised Premises might show; and (iii) all zoning regulations and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Demised Premises.

                                 ARTICLE 2. TERM

      The initial term of this Lease shall commence on the earliest to occur of the following: (a) the date which Tenant takes possession of the Demised Premises, or (b) the date on which Landlord's improvements (as hereinafter defined) have been substantially completed and the Demised Premises have been inspected and accepted in writing by Tenant as being in good condition and repair (the "Term Commencement Date", which date shall be confirmed in writing by the parties hereto), and shall end at midnight on June 30, 2006, unless sooner terminated by Landlord or Tenant under the terms and conditions hereafter set forth (collectively, the "Expiration Date").

      Landlord's Improvements. Landlord, at Landlord's expense, shall cause the following improvements to be made to the Demised Premises and shall use Landlord's best efforts to have said improvements completed on or before _Dec 31, 2001: See attached Exhibit "B" , "Landlord's Warehouse Improvements." Tenant acknowledges that it has reviewed and approved Landlord's improvement plans as to design, location, and quality of materials, and Landlord shall not change said improvement plans without the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

      Early Termination due to loss of Variance. Landlord and Tenant acknowledge that a variance has been granted by the Division of Building Code Enforcement to allow use of the Demised Premises for storage purposes for a period of twelve
(12) months after the Term Commencement Date without requiring the installation of a fire sprinkler system in the storage facility. In the event that said variance is not extended by the Division of Building Code Enforcement for months 13 through 57 of this Lease, or any part thereof, and Landlord is required to install a sprinkler system in the Demised Premises to meet Code, then, due to the capital costs which Landlord shall be required to incur to install the fire sprinkler system, the rent payable hereunder shall be increased an the amount to be agreed upon by Landlord and Tenant; provided, however, in the event Landlord is unwilling to commit to make the required capital expenditures within thirty
(30) days after either party's receipt of notice that a fire sprinkler system is required to be installed, or in the event Landlord and Tenant are unable to agree on the increase in rent within said thirty (30) day period, then either party hereto may terminate this Lease by giving written


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

notice of intent to terminate to the other party on or before the expiration of said thirty (30) day period.

      Except as expressly provided to the contrary in this Lease, all obligations of Landlord and Tenant shall commence on the Term Commencement Date.

                       ARTICLE 3. RENT AND OTHER PAYMENTS

      Except as expressly provided otherwise in this Lease, the accrual of rent and charges hereunder shall begin with the Term Commencement Date. In the event that the Term Commencement Date shall occur other than on the first day of the month, then the first and last payments of rent and other charges shall be adjusted for the proportionate fraction of the whole month. All other monthly rental payments shall be made and are due and payable on the first day of each month.

      Beginning with the Term Commencement Date, Tenant does hereby covenant and agree to pay to Landlord, in advance, without notice or demand, at Landlord's address shown above, or at such other place as Landlord may direct in writing, rent as follows:

      (i) Rent (months 01-12): The sum of One hundred thirty-two thousand seven hundred fifty Dollars ($132,750.00) annually or Eleven thousand sixty two Dollars and Fifty Cents ($11,062.50) per month, which monthly sum shall be paid in advance, on the first day of each and every month ("Due Date").

      (ii) Rent (months 13-_): Provided the early termination events set forth in Article 2(ii) hereof have not occurred, the sum of One hundred six thousand two hundred Dollars ($106,200.00) annually or Eight thousand eight hundred fifty Dollars ($8,850.00) per month, which monthly sum shall be paid in advance of the first day of each and every month beginning with month thirteen (13) hereunder. Provided further, however, the rent payable for the second through the fifth Lease Years may be increased to the rent amount agreed upon by the parties if Landlord is required to install a sprinkler system and neither party terminates this Lease as provided under Article 2 hereof.


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

      (iii) Interest on Late Payments: In the event Tenant fails to pay the monthly rent or any other payments in full within thirty (30) days after due, such obligation shall automatically, and without limitation to Landlord's other remedies hereunder, accrue interest at the rate of twelve percent (12%) per year for so long as the overdue amount remains unpaid from the day on which such amount was first due and payable.

                           ARTICLE 4. USE OF PREMISES

      Tenant agrees to use the Demised Premises as a storage lot for plant food spikes and other consumer products, packaging and raw materials, production and material handling machinery, company files and records, and other materials related to Tenant's business, and Tenant may park and store such vehicles and equipment as are reasonably necessary to conduct Tenant's business; provided, however, that Tenant may change or alter such use provided Tenant is not in default of this Lease and Tenant shall have first received Landlord's written consent to Tenant's change in use, which consent shall not be unreasonably withheld.

      Tenant's use of the Demised Premises shall comply with all federal, state, county, and city laws, ordinances and regulations and all title conditions and restrictions applicable to the Demised Premises.

               ARTICLE 5. LANDLORD'S RIGHT OF ENTRY AND INSPECTION

      Landlord and its agents, employees or contractors shall have the right to enter upon the Demised Premises at all reasonable times to inspect the Demised Premises and post such reasonable notices as Landlord may desire to protect the rights of Landlord. Landlord shall also have the right to show the Demised Premises to any prospective purchaser and/or tenant (who is not a competitor of Tenant or a party who might gain a business or proprietary advantage by viewing Tenant's operations)at reasonable times during business hours on twenty-four
(24) hour prior notice to Tenant.

                     ARTICLE 6. UTILITIES AND TRASH REMOVAL

      Beginning with the Term Commencement Date, Tenant shall pay for: (i) all fuel, gas, oil, heat, water, sewer, electricity,


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

power and communication services and other utilities which may be furnished to or used in or about the Demised Premises during the term of this Lease and any renewals or holdovers thereof; and (ii) the removal and disposal of all trash and refuse from the Demised Premises during the term of this Lease and all renewals and holdovers thereof.

                              ARTICLE 7. ASSIGNMENT

      Tenant may not assign this Lease, or any interest therein, except with the prior written consent of Landlord. If Tenant does assign its interest in the Demised Premises, the assignee shall first be obliged in writing to likewise assume all of the obligations of Tenant under this Lease; and Tenant shall, for the full term of this Lease, or any holdover term, continue to be liable with such assignee for the payment of rents and the performance of all obligations required by Tenant under this Lease.

      If this Lease is assigned to any person or entity pursuant to the provisions hereof or the provisions of the Bankruptcy Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with any such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in a separate account by the trustee or the debtor-in-possession in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

      Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss.101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

      Tenant shall not be entitled to sublet all or any portion of the Demised Premises to any subtenant or subtenants except with the prior written consent of Landlord.


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

                  ARTICLE 8. REAL ESTATE TAXES AND ASSESSMENTS

      Landlord shall promptly pay to the appropriate governmental agencies before the same become delinquent all real property taxes, school district taxes, assessments (general or special), impositions, and all other claims or charges arising out of Landlord's fee interest in the Demised Premises during the term of this Lease.

                ARTICLE 9. COVENANT OF TITLE AND QUIET ENJOYMENT

      Tenant, upon paying the rents and keeping and performing the covenants of this Lease to be performed by Tenant, shall peacefully and quietly hold, occupy and enjoy said Demised Premises, subject to all Permitted Encumbrances, during the initial term of this Lease or any renewal thereof.

              ARTICLE 10. NONDISTURBANCE AND ESTOPPEL CERTIFICATES

      This Lease shall automatically be subject and subordinate to the lien of any mortgage which Landlord may at any time place upon the Demised Premises and to all terms, conditions and provisions thereof, to all advances made, and to any renewals, extensions, modifications or replacements thereof. Provided, however, that if this Lease is in full force and effect and there are no defaults thereunder on the part of Tenant, Tenant's right of possession to the Demised Premises and Tenant's rights arising out of this Lease shall not be affected or disturbed by Landlord's mortgagee in the exercise of any of its rights under any mortgage or the note secured thereby. In the event that Landlord's mortgagee, or any other person, acquires title to the Demised Premises pursuant to the exercise of any rights or remedies under a mortgage, then so long as Tenant is not in default under the terms of this Lease, this Lease shall not be terminated or affected by said foreclosure or sale, or any such proceedings, and the mortgagee shall agree that any sale of the Demised Premises pursuant to the exercise of any rights or remedies under any mortgage, or otherwise, shall be made without affecting this Lease and the rights of Tenant hereunder. Tenant agrees to attorn to the mortgagee or such other person as its new Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant and such


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

mortgagee or such other person, upon all the terms, covenants and agreements set forth in this Lease. The parties hereto agree to execute or obtain execution of such reasonable documents as may be necessary to insure compliance with the subordination and nondisturbance provisions of this Article 10, including, but not limited to, a nondisturbance agreement executed by Tenant and any such mortgagee setting forth the provisions of this Article 10.

      Upon request in writing from Landlord, Tenant agrees to promptly, but not later than ten (10) days thereafter, execute, acknowledge and deliver to Landlord, or to the holder of any mortgage lien on the Demised Premises, a statement in writing satisfactory to Landlord or the holder of the mortgage, certifying the facts stated therein, which if true may include, but shall not be limited to, all or any part of the following information: (i) this Lease constitutes the entire agreement between Landlord and Tenant, is unmodified (or if there has been a modification, that the Lease, as modified) and is in full force and effect; (ii) the dates to which the rent and other charges hereunder have been paid; (iii) the Commencement Date of the Lease; (iv) Tenant is occupying the Demised Premises; and (v) Tenant knows of no default under the Lease by Landlord and there is no offset or counterclaim which Tenant has against Landlord, provided that such facts are true and ascertainable.

        ARTICLE 11. MAINTENANCE, REPAIRS AND ALTERATIONS OF PREMISES AND
                       COMPLIANCE WITH LAWS AND ORDINANCES

      Tenant shall, at all times during the initial term of this Lease or any renewal or holdover term, comply with all federal, state, county and city statutes, laws and ordinances and all rules, regulations and orders of any duly constituted authority, present or future, affecting or respecting the improvements, use or occupancy of the Demised Premises by Tenant, or the business at any time thereon transacted by Tenant or any assignee or sublessee of Tenant. Tenant, at Tenant's cost, shall at all times keep the Demised Premises, the improvements thereof, and all appurtenances, in a clean, safe, aesthetically pleasing manner and sanitary condition, free of any nuisance, hazard or unreasonable accumulation of trash, garbage, debris, ice and snow. Further, Tenant agrees not to cause or permit any wastes, trash, garbage, noxious odor, debris, ice, snow or other nuisance emanating from


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

the Demised Premises or Tenant's operation to flow into or to be blown (except in the normal course of business), placed or remain upon adjacent property.

      Tenant shall, during the entire Lease term, and any extensions or holdovers thereof, at its own cost and expense, keep, replace and maintain in good condition and repair, ordinary wear and tear excepted, the Demised Premises and all improvements at any time erected thereon, including, but not limited to, the heating, cooling, plumbing, electric and lighting fixtures located in the Demised Premises. In addition, Tenant shall, during the entire term of this Lease and any extensions and holdovers, use all reasonable precaution to prevent waste, damage or injury to said improvements and the Demised Premises. Notwithstanding the foregoing, and except for damages caused by Tenant or its agents, Landlord shall be responsible for all structural repairs and maintenance including but not limited to the repair of the walls, roof, gutters, floor, and storm and sanitary sewers (provided said sewers are located on Landlord's property); and in this regard, Tenant shall notify Landlord of any roof leak (or other required Landlord repair) to the extent that said leak (or other required Landlord repair) causes more than one hundred (100) square feet of floor space to be unusable for storage. Any roof leak (or other required Landlord repair) which has not been repaired within sixty (60) days of written notice from Tenant shall result in reduction of rent payment (until said repairs are successfully performed) in proportion to the total unusable space compared to the assumed total of fifty-nine thousand square feet of useable space. Further, Tenant shall be entitled to a rent reduction, as provided in this paragraph, if any repairs performed and completed by Landlord hereunder shall fail to restore to Tenant, for a minimum consecutive period of sixty (60) days, the lost useable space which caused Tenant to first give notice to Landlord of required repairs hereunder.

      All repairs and maintenance required by either party hereunder shall be performed as expeditiously as possible, weather conditions and other events of force majeur permitting.


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

                           ARTICLE 12. MECHANIC'S LIEN

      If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechanic's lien or order or claim for the payment of money is filed against the Demised Premises or any part of it, or Landlord's interest therein, or Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's sole expense, cause the same to be cancelled and discharged of record within forty-five (45) days after the date of filing thereof by payment, bonding, or otherwise, as provided by law, and shall also indemnify and save Landlord harmless from and against any and all costs, expenses, claims, losses, liability or damages, including reasonable attorneys' fees, resulting from such lien or order or Tenant's failure to release the same.

               ARTICLE 13. TRADE FIXTURES, MACHINERY AND EQUIPMENT

      Landlord agrees that, so long as Tenant is not in default under the Lease, all trade fixtures, machinery, equipment, furniture or other personal property of whatever kind and nature kept or installed on the Demised Premises by Tenant or Tenant's assignees or sublessees shall not become the property of Landlord or a part of the Demised Premises and may be removed by Tenant or its assignees or sublessees, in their discretion, at any time and from time to time during the entire term of the Lease and any renewals. Further, provided Tenant is not in default under this Lease, Landlord agrees to execute and deliver any reasonable consent or waiver forms submitted by any vendors, lessors, chattel mortgagees or holders or owners of any trade fixtures, machinery, equipment, furniture or other personal property kept or installed on the Demised Premises, setting forth the fact that Landlord has waived its contractual or statutory liens in favor of such vendor, lessor, chattel mortgagee or holder or owner. Finally, provided Tenant is not in default under this Lease, Landlord shall further acknowledge that the property covered by such consent or waiver forms is personal property and is not to become a part of the realty, and that such property may be removed from the Demised Premises by the vendor, lessor, chattel mortgagee or other similar holder or owner free and clear of any claim or lien of Landlord.


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

                      ARTICLE 14. REMOVAL OF TRADE FIXTURES

      Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures and equipment on or before the expiration of this Lease or any extensions or renewals thereof. Provided Tenant is not in default under that Lease, Tenant or any assignee or sublessee is hereby expressly given the right at any time during the term of this Lease or any extension thereof and for a period of thirty (30) days after the termination of this Lease, or any extension thereof, by lapse of time or otherwise, to enter upon and remove from said Demised Premises any trade fixtures, equipment, furniture and appliances of Tenant or any assignee or sublessee. In the event Tenant removes any such trade fixtures and furniture, Tenant shall repair any damage to the Demised Premises occasioned by the removal thereof.

      All of Tenant's trade fixtures, equipment, material and other personal property not removed from the Demised Premises within forty-five (45) days after expiration or termination of this Lease shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord under this Lease as by a bill of sale, unless such removal has been delayed or hampered by Landlord, in which event, Tenant's abandonment of such property shall be presumed as of the forty-fifth (45th) day following the termination of the hinderance or delay caused by Landlord.

                              ARTICLE 15. INSURANCE

      Beginning with the Commencement Date, Landlord and Tenant, at their own cost and expense, shall carry and maintain general commercial liability insurance with coverage of not less than Two Million Dollars ($2,000,000.00) per person and property damage of not less than Five Hundred Thousand Dollars ($500,000.00).

      All property on the Demised Premises belonging to Tenant, its vendors, agents, employees or invitees, or to any occupant of the Demised Premises shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation, or loss thereof.


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

                        ARTICLE 16. WAIVER OR SUBROGATION

      Tenant hereby releases Landlord and its members, managers, officers, agents and employees, from any claim for damage or destruction to the Demised Premises and the contents thereof belonging to Tenant, its employees, agents or invitees, for the business interruption of Tenant, caused by fire or any other peril insured under fire and extended coverage insurance, whether due to the negligence of either Landlord or Tenant or otherwise., provided, however, this provision does not apply if such damage is due to the gross negligence or willful misconduct of Landlord.

              ARTICLE 17. DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS

      If the building and/or other improvements on the Demised Premises shall be damaged or rendered untenantable by fire or other casualty, Landlord shall repair or replace said improvements. However, with the prior consent of Landlord (which Landlord agrees shall not be unreasonably withheld), Tenant shall have the right to replace the improvements. Tenant shall have the right to use all insurance proceeds from policies maintained and paid by Tenant payable by reason of such damage or destruction, all such proceeds to be used solely to repair or reconstruct the improvements upon the Demised Premises. It is further agreed that the rent herein required to be paid shall abate during said period of untenantability, or if the improvements shall be damaged but not rendered untenantable thereby, the rent shall abate in an amount proportionate to the decrease in the utility of the Demised Premises. In the event that any damage or destruction occurring in the last three (3) months of the initial term of this Lease, or during any renewal or extension of the term, is greater than fifty percent (50%) or more of the insurable value of the building, either Landlord or Tenant may, at its option, to be evidenced by notice in writing given to the other party within thirty (30) days after the occurrence of such damage or destruction, in lieu of repairing or replacing such building, elect to terminate this Lease as of the date of said damage or destruction, and all insurance proceeds payable for damage to the structural improvements shall be paid to Landlord or its mortgagee as their interests may appear.

                            ARTICLE 18. CONDEMNATION

      If any part of the Demised Premises shall be taken or condemned by an agency with the power of eminent domain and the


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

remaining part thereof can reasonably be used by Tenant hereunder, this Lease shall, as to the part so taken only, terminate as of the date title is vested in the condemnor, but this Lease shall otherwise remain in full force and effect and any rent payable hereunder shall not be adjusted.

      If all of the Demised Premises or such part thereof be taken or condemned by an agency with the power of eminent domain so that there does not remain a portion reasonably acceptable for Tenant's use and occupancy hereunder, this Lease may be terminated by Tenant, in which event all unearned, prepaid rent shall be returned to Tenant.

      Tenant shall receive the portion of any award payable to Landlord under a condemnation action attributable to the value of Tenant's Lease, whether by negotiation or condemnation trial for land or improvements taken or damages to remaining land not sought to be acquired.

      Nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any condemnation proceedings (i) a claim for the value of any trade fixtures installed in the Demised Premises by Tenant, and
(ii) in the case of a partial condemnation of the Demised Premises, the cost, loss or damage sustained by Tenant as the result of any alterations, modifications or repairs which may be reasonably required by Tenant in order to place the remaining portion of the Demised Premises not so condemned in a suitable condition for Tenant's further occupancy.

            ARTICLE 19. NO WAIVER, LACHES OR ACCORD AND SATISFACTION

      The waiver of any covenant or condition or the acquiesced breach thereof shall not be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance of the same or of any other covenant or condition hereof. Each party waives and disclaims any partnership or joint venture hereunder.

                                ARTICLE 20. SIGNS

      Tenant may erect signs, awnings or canopies on the roof or walls of the Demised Premises, with written notice to and consent of Landlord, and provided all such signage complies with all local and state ordinances and laws. Any sign or signs shall contain only the name and business of Tenant, and Tenant agrees
(i) to maintain all signs in good condition and repair, and (ii) to save and hold Landlord free from all cost, expense, loss or damage which may result from the erection, maintenance, existence, replacement or removal of any signs. Upon vacating the Demised Premises, Tenant agrees to remove all such signs and to repair all damage caused or resulting from such removal.

                               ARTICLE 21. NOTICES

      Whenever notice is required hereunder, it shall be given in writing and delivered or sent by registered or certified United States Mail, postage prepaid, with return receipt requested, or by private nationally recognized overnight carrier, or by facsimile transmission to the following addresses or to such other addresses as either may hereafter designate in writing to the other:

               Landlord:                    Sarah Leer
                                            P.O. Box 606
                                            Paris, Kentucky 40361
                                            Phone:
                                            Fax: 859-987-1576

               Tenant:                      Easy Gardner, Inc.
                                            c/o _____________
                                            P.O. Box 21025
                                            Waco, Texas 76702-1025
                                            Phone:
                                            Fax:

      If such notice is mailed, it shall be deemed to have been served either when received or forty-eight (48) hours after deposited in the United States mail, whichever is earlier.

                              ARTICLE 22. DEFAULTS

      (i) Should Tenant fail to pay all or any part of the rent or other payments required to be paid by Tenant under this Lease when the same are due; or (ii) should Tenant fail to perform or observe any obligation, covenant or condition on Tenant's part to be performed or observed under the terms of this Lease (other than a failure to pay rent as provided in (i) above) and fail to cure such default within thirty (30) days after written notice from Landlord specifying the failure under this Lease; or (iii) should this leasehold be taken under levy, execution, attachment, foreclosure or other process of law; or (iv) should Tenant make an assignment for benefit of creditors, file a voluntary petition in bankruptcy for liquidation or Reorganization, or suffer an involuntary petition to be filed against Tenant, or suffer a receiver or trustee to be appointed for Tenant, in all or any of such events, a breach of this Lease shall have occurred and Landlord may, at its option, upon ten (10) days' written notice ("10-Day Notice of Default") and Tenant's failure to cure all existing defaults during that ten (10) day period, terminate Tenant's use and possession of the Demised Premises and/or terminate this Lease. Thereafter, Landlord, in either event and in addition to any other remedies available, shall have the immediate right to enter and repossess the Demised Premises by force, summary or dispossession proceedings, or otherwise, and remove therefrom all occupants and take and store any property in a public or private warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable to prosecution or damages therefor, and thereupon all rights of Tenant and obligations of Landlord to Tenant hereunder shall cease.

      Notwithstanding any such termination and reentry resulting from Tenant's default of any provision of this Lease, Tenant shall remain liable for any rent or damages which may be done or sustained prior thereto, and in addition, Tenant shall also be liable for all further rents for the remaining term of this Lease and all damages, costs and expenses (including reasonable attorneys' fees) incurred by Landlord, less such net proceeds (proceeds after deduction of all costs of maintenance, repair and reletting of the Demised Premises) as are recovered by Landlord as a result of the reletting of the Demised Premises. Landlord agrees to use its reasonable best efforts to mitigate its damages in the event of Tenant's default by reletting or otherwise utilizing for Landlord's benefit the Demised Premises.

      In addition to all other remedies, Landlord is entitled to obtain a restraining order and/or injunction against all violations, actual, attempted or threatened of any covenant, condition or provision of this Lease.

      Landlord may but shall not be obligated to cure, at any time, without notice, any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including, without limitation, reasonable attorneys' fees, together with interest at the rate of twelve percent (12%) per year on the amount of costs and expenses so incurred, shall be paid by Tenant to Landlord on demand.

               ARTICLE 23. HOLDING OVER AND CONDITION OF PREMISES

      In the event Tenant holds over beyond the expiration of the term hereof or any renewal term, such holding over shall be deemed a month-to-month tenancy at the monthly rental due and owing during the last year of the then expired term of this Lease, payable on the first day of each and every month thereafter. If Tenant holds over pursuant to this Article, this Lease may be terminated by either party on thirty (30) days' prior written notice to the other.

                           ARTICLE 24. INDEMNIFICATION

      Tenant agrees to indemnify and save harmless Landlord, its managers, members, officers, agents, employees and representatives against and from any and all claims, costs, injuries, liabilities, losses or damages, including, but not limited to, all expenses, costs and reasonable attorney fees incurred by any of them which may occur, arise or be claimed to occur or arise directly or indirectly from or out of: (i) any breach or default on the part of Tenant of any payment, duty, obligation, promise or covenant made by it or to be performed by it pursuant to the terms of this Lease; (ii) any act or omission of Tenant, or any of its agents, contractors (including independent contractors selected by Lessee), servants, employees, licensees or sublicensees, guests, invitees or any other persons occurring in, on or about the Demised Premises; (iii) any cause on, about or relating to the Demised Premises during the term of this Lease, however or by whomever caused, whether due in whole or in part to the negligent, willful or intentional acts or omissions on the part of Tenant, its employees, agents, guests or invitees, or anyone else not a party to this Lease, including, without limitation, any use, misuse, possession, occupancy or abandonment of the Demised Premises by anyone during the term of this Lease; or (iv) any costs or expenses in prosecuting any of the foregoing, whether threatened or litigated.

      Notwithstanding any other provision contained in this Lease, Tenant shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Landlord, its managers, members, officers, agents and employees from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of: (i) any "release," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), of any "hazardous substance," as defined in CERCLA, or petroleum (including crude oil or any fraction thereof) discharged, deposited, dumped, spilled, leaked or placed into, on or around the Demised Premises at any time during the term of this Lease or any renewal or holdover thereof; (ii) any contamination by Tenant, its employees, licensees or contractors, their agents or employees of the Demised Premises' soil or groundwater or damage to the environment and natural resources of or around the Demised Premises during the term of this Lease or any renewal or holdover thereof, whether arising under CERCLA or other statutes, regulations, or common law; and/or (iii) or any toxic, explosive or otherwise dangerous materials, including, but not limited to, asbestos, which are present at, buried beneath, placed on or concealed within or around the Demised Premises during the term of this Lease or any renewal or holdover thereof.

      Landlord agrees to indemnify and save harmless Tenant, its officers, directors, shareholders and employees, against and from any and all claims, costs, liabilities, injuries, losses or damages, including, but not limited to, all expenses, costs and reasonable attorneys' fees, incurred by any of them arising directly or indirectly out of: (i) any breach or default on the part of Landlord of any duty, obligation, promise or covenant made by it or to be performed by it pursuant to the terms of this Lease; (ii) any act or omission of Landlord, or any of its agents, contractors (including independent contractors selected by Landlord), servants, employees or licensees or sublicensees, or any other person occurring in, on or about the Demised Premises; or (iii) any costs or expenses in prosecuting any of the foregoing, whether threatened or litigated., and Landlord agrees to indemnify and hold harmless Tenant for any CERCLA claim arising from use of the property prior to the Term Commencement Date of the Lease or from use of that portion of Landlord's Property not included in the Lease.

              ARTICLE 25. LANDLORD'S REPRESENTATIONS AND WARRANTIES

      Landlord warrants and represents to Tenant that:

      (i) Lessor has fee simple title to the Demised Premises; and

      (ii) The execution and delivery of this Lease by Landlord has been duly authorized, and the persons signing this Lease for Landlord are authorized to do so.

                          ARTICLE 26. ENTIRE AGREEMENT

      This Lease and the exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.

                         ARTICLE 27. MEMORANDUM OF LEASE

      The parties agree that, upon request of either party, a Memorandum of this Lease may be executed and may be recorded in the Bourbon County, Kentucky Recorder's Office. The Memorandum of Lease shall recite the identity and addresses of the parties, the legal description of the Demised Premises, and the term of this Lease. The cost to prepare and record such Memorandum of Lease shall be paid by the party requesting recordation thereof.

                            ARTICLE 28. JOINT VENTURE

      Neither this Lease, nor any one or more of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers or partners, nor to make Landlord in any way responsible for the debts or losses of Tenant. Tenant acknowledges that Landlord and Tenant are not affiliates, partners, or joint venturers, nor do they have any other legal relationship.

                         ARTICLE 29. PARTIAL INVALIDITY

      If any provision of the Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the circumstances other than those as to which it is invalid or unenforceable shall be enforced to the fullest extent permitted by law.

                           ARTICLE 30. APPLICABLE LAW

      This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky.

               ARTICLE 31. BINDING ON TRANSFEREES, GRANTEES, ETC.

      This Lease shall be binding upon the transferees, grantees, heirs, successors and assigns in interest of Landlord and Tenant, or any subtenants of Tenant herein. Nothing herein, however, shall be construed to allow Tenant to assign or sublet contrary to the provisions and conditions set forth in this Lease. Landlord is hereby granted the right to transfer or assign its rights under this Lease without the prior written consent of Tenant, provided that any transferee or assignee of Landlord assumes and agrees to perform all of Landlord's obligations hereunder.

                  ARTICLE 32. PROVISIONS OF LAW DEEMED INCLUDED

      Each and every provision and clause required by law or regulation to be included in this Lease shall be deemed to be included herein, and this Lease shall be read, construed and enforced as though the same were included herein. If, through mistake, inadvertence or otherwise, any such provision or clause is not included herein or is incorrectly included herein, then upon application of either party hereto, this Lease shall forthwith be amended to include the same or to correct the inclusion of the same.

                 ARTICLE 33. ELECTION OF REMEDIES NOT EXCLUSIVE

      It is mutually agreed by Landlord and Tenant that the various rights, powers, options, elections, privileges and remedies of Landlord and Tenant shall be cumulative and no one of them shall be exclusive or exclusive of rights and privileges granted to Landlord or Tenant by statute.

                           ARTICLE 34. ATTORNEYS' FEES

      In the event it is necessary for either party to employ an attorney to enforce the terms of this Lease, or file an action to enforce any terms, conditions or rights under this Lease, or to defend any action or arbitration, then the prevailing party in any such action shall be entitled to recover from the other, all reasonable attorneys' fees, costs and expenses as may be fixed by the court, and such attorneys' fees, costs and expenses may be made a part of any award or judgment entered.

                   ARTICLE 35. SURVIVAL OF TENANT'S COVENANTS

      Any covenant or obligation imposed on Tenant by the terms of this Lease which requires any performance on the part of Tenant after the expiration or earlier termination of this Lease shall be deemed to survive such expiration or termination.

      IN TESTIMONY WHEREOF, Landlord and Tenant have caused this Lease to be signed the day and year first stated above.

                                            LANDLORD:

                                            By /s/ Sarah Leer
---------------------                         -------------------
Witness                                       SARAH LEER

/s/ Myron Fryer                             Date:      10/26/01
---------------------                            --------------------
Witness

                                            TENANT:
                                            EASY GARNER, INC., A
                                            DELAWARE CORPORATION

/s/ Samantha Morris                         By  /s/ Sheila B. Jones
----------------------                        ----------------------------
Witness
                                            Its VP Operations
                                               ---------------------------

/s/ Kathy Winters                           Date: 10/22/01
----------------------                           --------------------------
Witness

STATE OF KENTUCKY            )
                             )SCT.
COUNTY OF BOURBON            )

      Subscribed and sworn to before me by SARAH LEER, this ___ day of ______________, 2001.

               My commission expires: __________________


                                          ------------------------------
SEAL                                      NOTARY PUBLIC

STATE OF Texas               )
                             )SCT.
COUNTY OF McLennan           )


      Subscribed and sworn to before me by Sheila Jones as VP Operations of EASY GARNER, INC., a Delaware corporation for and on behalf of said company, this 23 day of October, 2001.

      My commission expires: 8/29/05

                                               /s/ Kathy Winters
                                             ------------------------------
SEAL                                         NOTARY PUBLIC

gmg\Leersar\lease.ag3

                                      LEASE

      THIS LEASE, made and entered into this 26 day of June, 2001, by and between NALOP REALTY COMPANY, a West Virginia Partnership, with a mailing address of P. O. Box 1700, Huntington, West Virginia, 25717, hereinafter referred to as "Landlord", and EASY GARDENER, INC. a Delaware Corporation, with a mailing address of P. O. Box 21025, Waco, Texas, 21025, hereinafter referred to as "Tenant."

                       W I T N E S S E T H:

      That Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and rents from Landlord, all of that certain piece or parcel of real estate situated in Paris, Bourbon County, Kentucky, as described in Exhibit A which is attached hereto and made a part hereof, together with all of the appurtenances thereto and the improvement thereon, but subject to the exceptions set forth in Exhibit B, which is attached hereto and made a part hereof. The property leased hereby is sometimes referred to herein as the "demised premises".

      This Lease shall be upon the following terms and provisions:

      I. TERM

      1.1 This Lease shall be for a term of five years beginning on July 1, 2001 and continuing for a period ending on June 30, 2006.

      II. RENTAL

      2.1 Beginning the first day of July, 2001 and continuing through June, 2006, Tenant shall pay rent in the sum of Five Hundred Ninety-five Thousand Eight Hundred and Thirty

Three Dollars and Seventy cents ($595,833.70) payable monthly on the first day of each month in advance at Nine Thousand Nine Hundred and Thirty Dollars and Fifty-six Cents ($9,930.56).

      III. USE OF DEMISED PREMISES

      3.1 Tenant agrees that the demised premises shall be used solely for the purpose of conducting a manufacturing operation and in conjunction therewith to make sales of manufactured products from the demised premises and to engage generally in other types of business normally associated with a manufacturing operation including, but not limited to, related office functions and warehousing.

      3.2 The Tenant shall not use or occupy, nor permit the Demised Premises or any part thereof to be used or occupied, for any unlawful business, use or purpose, nor for any purpose or in any manner which is in violation of any federal, state, or municipal laws, ordinances or regulations. The Tenant shall, at its sole expense, comply with all laws, orders and regulations of federal, state, and local authorities, including any and all municipal, state or federal environmental laws, orders and regulations, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Tenant with respect to the Demised Premises. The Tenant shall, at its sole expense, obtain all licenses and permits which may be required for the conduct of its business within the terms of this Lease, or for the making by the Tenant of repairs, replacements, alterations, improvements or additions permitted or required in accordance with the other provisions of this Lease. The Tenant shall indemnify and hold the Landlord harmless from any costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys' fees, resulting from, otherwise due to, or arising out of: (1) the violations by the Tenant of any federal, state, or municipal law, rule, order, ordinance, or regulation; (2) the occupancy or use of the Demised Premises, or any part thereof, by the Tenant or the Tenant's employees, agents contractors, licensees, or invitees; or (3) any failure by the Tenant to perform its obligations under this Lease. In the event that the Landlord shall, without fault on the Landlord's part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall pay, satisfy and discharge any and all judgements, orders and decrees which may be recovered against the Landlord which are subject to the foregoing indemnification provisions.

      3.3 (a) HAZARDOUS SUBSTANCES

      The term "Hazardous Substances," as used in this lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

      3.3 (b) Tenant shall not cause or permit to occur:

            (1) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Lessee's use of occupancy of the Premises, including but not limited to, soil and ground water conditions; or

            (2) The use, storage, release, manufacture, refining, production, processing, or disposal of any Hazardous Substance on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance; provided, however, Tenant shall be entitled to use hydraulic oils, petroleum products and antifreeze incident to the permitted use of the premises as provided in this Section 3 and shall not be deemed to constitute Hazardous Substances as defined in this Lease so long as the same shall be used, stored and disposed of in accordance with controlling federal, state and local laws. ordinances, and regulations.

      3.3 (c) Environmental Cleanup

            (1) Tenant shall, at Tenant's own expense, comply with all laws ("Laws") regulating the use, generation, storage, transportation or disposal of Hazardous Substances.

            (2) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

            Tenant's compliance with Section 1 and 2 above relates only to Tenant's acts or omissions at the Premises during the term of this lease.

            (3) Should any Authority or Landlord reasonably demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

            (4) Tenant shall promptly provide all information regarding the use, storage, transportation or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this subparagraph (3.3 (c)) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this subparagraph (3.3
(c)).

            (5) Tenant's obligations and liabilities under this subparagraph (c) shall survive the expiration or termination of this Lease.

            (6) No provision hereof shall make the Tenant responsible for any environmental problems including presence of hazardous substances on the Demised Premises, unless the same were caused by an act of the Tenant or agents, employees, independent contractors or suppliers of Tenant. In particular, the Tenant shall not be responsible for any Hazardous Substances placed on or under the Demised Premises or improvements by persons other that the Tenant or agents, employees, contractors or suppliers of Tenant.

      IV. TENANT'S ADDITIONAL AGREEMENTS

      4.1 Tenant agrees, at its own cost and expense, to:

            (a) Keep and maintain in a safe, neat and clean condition all portions of the demised premises and appurtenances.

            (b) Pay when due all personal property taxes assessed against Tenant's fixtures and furnishings, all taxes arising out of the operation of Tenant's business, and pay for all license fees, occupational taxes and other governmental charges assessed by reason of Tenant's use or occupancy of the demised premises; Tenant will permit no mechanics lien, security interest or lien to attach to the demised premises for any reason, including as a result of the non payment of taxes payable by Tenant.

            (c) Initiate, complete and pay for during the term of this lease a minimum of Two Hundred and Fifty Thousand Dollars ($250,000) of construction for capital improvements to the premises, said improvements to be made for the purpose of curing present deficiencies in the building, improving safety deficiencies and eliminating code violations. Selection of improvements is at Tenant's discretion, but Tenant will keep Landlord fully informed as to the improvements made as well as the deficiencies, which need to be cured. This section addresses the minimum commitment of Tenant for capital improvements and shall not be construed to limit in any way Tenant's responsibility for the maintenance and upkeep of the Demised Premises.

      4.2 Tenant agrees that it will not:

      (a) Permit the demised premises to be used in any way which will injure the reputation or the property of the Landlord.

      (b) Permit the demised premises to be used for lodging purposes.

      (c) Use or permit any use of the demised premises which would (i) violate any law, ordinance or regulation; (ii) constitute a nuisance; (iii) constitute a hazardous use or violate any policy or policies of insurance relating to the property or its use.

      (d) Place a load on any floor in the demised premises which exceeds the floor load per square foot, which said floor, is capable of carrying. Landlord shall provide Tenant with floor loan limits, and Tenant may rely on the same.

      V. UTILITIES

      5.1 From and after the commencement of the Term of this Lease and continuing during the term hereof, Tenant agrees to pay as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all charges for electricity, and gas utilities supplied to the Demised Premises.

      5.2 Tenant shall pay any fire service charges, standby water fees, fire protection services, or other charges levied by the municipality or any other governmental unit against the demised premises or the use thereof.

      VI. REAL ESTATE TAXES

      6.1 Beginning with the commencement of the term of this Lease and continuing during the term hereof, Tenant shall pay any and all real estate taxes and assessments, both general and special, imposed by any school district, state or local government or authority against the demised premises, including any charge or special assessment levied by any such governmental body for fire protection service. Taxes shall be deemed and considered as rents.

      6.2 Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise and/or assessment (other than an income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse the Landlord for the amount thereof, as the case may be, as additional rent. Tenant shall also pay its pro-share of any tax or charge levied in lieu of real estate taxes.

      VII. MAINTENANCE

      7.1 Landlord covenants and agrees to keep and maintain, in good condition and repair, at its own cost and expense, the foundation of the main structure on the demised property, including footings and supports, subject to ordinary wear and tear, with the exception that the Tenant shall be liable for any damage to the foundation by the negligence or fault of the Tenant or its agents, invitees or employees. The foundation shall be Landlord's only maintenance responsibility. Tenant covenants and agrees to keep and maintain, at its sole cost and expense, in good order, condition and repair, the demised premises and every part thereof, including without limitation, the roof and exterior walls, all exterior and interior portions of all doors, door checks, all heating and air conditioning and vent machinery and equipment and parts, and all plumbing and sewage facilities within or on the demised premises, and all interior walls, floors, ceilings, signs and similar equipment, landscaping and exterior fencing subject to ordinary wear and tear.

      7.2 If Tenant refuses or neglects to perform the repairs it is obligated to perform hereunder promptly and adequately, Landlord may, but shall not be required to do so, make or complete said repairs and recover the cost thereof from Tenant on demand.

      7.3 Notwithstanding any duties of maintenance imposed on the Tenant by this Lease, the Tenant shall not be obligated to repair the Demised Premises in the event of condemnation or any casualty loss which is not caused by the Tenant or Tenant's employees, agents, contractors, or sub-contractors.

      VIII. SURRENDER OF DEMISED PREMISES

      8.1 Tenant covenants and agrees to deliver up and surrender to the Landlord the possession of the demised premises upon the expiration of this Lease or its earlier termination, as herein provided, in as good condition and repair as the same shall be at the commencement of said term or may have been put by the Landlord during the continuance thereof, ordinary wear and tear or damage by fire or other insured casualty excepted.

      IX. PROPERTY IN THE DEMISED PREMISES

      9.1 The Tenant shall have the right, during the term of this Lease and any extensions thereof, to make any and all improvements, alterations, or additions the Tenant may deem advisable, provided, however, that the written approval of the Landlord is first obtained (which written approval will not be unreasonably withheld); and, provided, further that such improvements, alterations or additions shall not decrease the value of any building or structure or decrease the structural strength of any building or structure. The Tenant shall submit copies of its plans, specifications and drawings to the Landlord for prior approval by the Landlord. The Landlord's approval of the plans, specifications and drawings for the Tenant's improvements, alterations, or additions shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of all governmental agencies or authorities. Any such improvements, alterations or additions shall be entirely at the expense of the Tenant, and the Tenant shall save the Landlord harmless from all mechanics', materialmen's, and laborer's liens with respect thereto. All such improvements, alterations, and additions shall be made in good and workmanlike manner using only first class materials. The Tenant will be responsible to insure that any and all improvements, alterations, and additions it makes to the Demised Premises comply with the Occupational Safety and Health Act of 1970, as amended, the Americans With Disabilities Act of 1990, and all rules and regulations promulgated thereunder. Any such improvements, alterations, or additions shall, after the expiration or termination of this Lease for any reason, become the property of the Landlord without further obligation on the part of the Landlord; provided that any moveable furniture and moveable trade fixtures shall remain the property of Tenant, and, if Tenant is not then in default, may be removed by the Tenant upon termination of this Lease. The Tenant shall repair any damage to the Demised Premises occasioned by the removal by the Tenant of Tenant's furniture or trade fixtures.

      9.2 Tenant further agrees that all personal property of every kind or description which may at any time be in the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and in no event whatsoever shall Landlord be liable to Tenant for any loss or damage thereto. Landlord shall not be responsible or liable to Tenant for any loss or damage or for any loss or damage resulting to Tenant or its property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer pipes, or from the heating or plumbing fixtures, or from electric wires, or from gas or odors, or from roof leaks, or caused in any manner whatsoever. However, if said loss or damage is caused solely by the deliberate act of the Landlord, then the Landlord and not the Tenant shall be laible.

      X. ASSIGNMENT AND SUBLETTING

      10.1 Tenant covenants and agrees not to assign this Lease or sublet the demised premises in whole or in part without the prior written consent of the Landlord, which consent will not be unreasonably withheld. An acceptance of rent from any assignee or sublessee shall not be deemed a waiver of a prohibition against assignment or sublease or operate as a consent to such assignment or sublease. An assignment for the benefit of creditors or by operation of law shall be a breach of the prohibition against the assignment or sublease set forth herein.

      XI. HOLDING OVER

      11.1 If the Tenant shall remain in possession of all or any part of the demised premises after the expiration of the term of this Lease or any renewal thereof, then the Tenant shall be deemed a Tenant of the demised premises from month to month at the same rental and subject to all of the terms and provision hereof, except only as to the term of this Lease.

      XII. ACCESS TO DEMISED PREMISES

      12.1 Tenant further agrees to permit the Landlord to inspect or examine the demised premises at any reasonable time.

      12.2 Tenant further agrees that during the ninety (90) day period next preceding the expiration of the term of this Lease, the Landlord or its agents shall have the right to show the demised premises to potential tenants.

      XIII. TRADE FIXTURES

      13.1 Except as provided in Paragraph 9.1, Tenant may, at the expiration of said term, remove all the Tenant's trade fixtures which can be removed without substantial injury to, or undue defacement of the demised premises, provided all rents are paid in full and Tenant is not otherwise in default hereunder. Any and all damage to demised premises or to Landlord's property resulting from or caused by such removal shall be promptly repaired at Tenant's expense.

      XIV. QUIET ENJOYMENT

      14.1 Landlord covenants and agrees that if the Tenant shall perform all of the covenants and agreements herein stipulated to be performed on the Tenant's part, the Tenant shall, at all times during said term, have the peaceable and quiet enjoyment and possession of the demised premises without any manner of hindrance from the Landlord or any persons lawfully claiming through the Landlord. Tenant's obligation to pay rent is expressly conditioned upon Landlord's performance of Lanlord's obligations under this Agreement, including section 14.1 Fi for any reason the Tenant fails to pay rent, and landlord has given thirty (30) days' written notice of the rent deficiency, and the Tenant has failed to cure the deficiency, then the Tenant shall promptly vacate the Demised Premises.

      XV. INSURANCE AND INDEMNITY

      15.1 Tenant, at its sole cost and expense, shall obtain and keep in force from the date hereof and continuing during the term of this Lease policies of Commercial General Liability Insurance from financially responsible insurers selected by Tenant subject to the Landlord's reasonable satisfaction insuring Landlord, its mortgagee, if any, and Tenant against liability arising out of the existence, ownership, use, occupancy or maintenance of the Demised Premises, and all areas appurtenant thereto. These polices will provide coverage against Personal and Advertising Injury and Products Liability. Such insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00) for Personal or Advertising Injury, each occurrence and Three Million Dollars ($3,000,000.00) aggregate, and Products and Completed Operations Liability in an amount of Three Million Dollars ($3,000,000.00), each occurrence and Three

Million Dollars ($3,000,000.00) aggregate. Further, the Landlord shall be named as an additional insured for all coverages referenced in paragraph 15.1.

      15.2 Tenant shall obtain and keep in force from the date hereof and continuing during the term of this Lease a policy or policies of insurance covering loss or damage to the Demised Premises in the amount of the full replacement value thereof, less physical depreciation, excepting therefrom the value of foundations, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risk) and flood if the properties are located in federally designated flood prone areas.

      15.3 If Tenant shall fail to procure and maintain any insurance required to be carried by this Section 15, Landlord may, but shall not be obligated to, procure and maintain the same, but at the expense of Tenant and Tenant shall reimburse Landlord for the cost thereof on demand.

      15.4 Upon the execution hereof, Tenant shall deliver to Landlord certificates of such insurance naming Landlord and Landlord's mortgagee, if any, as an additional named insured with a loss payable clause satisfactory to Landlord and Landlord's mortgagee. Such insurance shall not be cancelable except after thirty (30) days prior written notice to Landlord and Landlord's mortgagee. Tenant shall, prior to the expiration or cancellation such policies, furnish Landlord with renewals thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance coverage referred to in this
Section 15.

      15.5 Tenant, during the term hereof, shall indemnify and hold harmless Landlord from and against any and all claims of any kind of nature arising from the existence of or from Tenant's use or misuse of the Demised Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Demised Premises and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or the negligence of any of Tenant's agents, invitees, contractors, or employees, sublessees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

      XVI. EMINENT DOMAIN

      16.1 If the whole of the demised premises, or such portion thereof as to render the remainder unsuitable for the purposes for which the demised premises were leased, be taken or condemned by any right of eminent domain, then this Lease shall cease and terminate from the time possession thereof is required.

      16.2 If any part of the demised premises shall be so taken and this Lease shall not terminate under the provisions of Paragraph 16.1 above, then Landlord at its own expense, shall repair and restore the portion not affected by the taking and thereafter the rental to be paid by Tenant shall be equitably and proportionately adjusted. The cost of the repair and restoration work of Landlord shall not, however, exceed the net proceeds of the condemnation award actually received and retained by Landlord.

      16.3 All compensation awarded or paid upon such a total or partial taking shall belong to and be the property of Landlord except that Tenant shall be entitled to a portion of such award in the same proportion that the value of the improvements made by Tenant included in the taking bears to the total value of the property taken for which such award is made. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings, such award, if any, as may be allowed for trade fixtures and other equipment installed by Tenant, provided that no such claim of Tenant shall diminish or otherwise adversely affect Landlord's award.

      XVII. FIRE OR OTHER CASUALTY

      17.1 Should the demised premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under the standard fire and insurance policy, with approved standard extended coverage endorsement applicable to the premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord's obligation hereunder shall be limited to the building and improvements originally provided by Landlord on the first day of this Lease. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any improvements to the premises furnished by Tenant. No rent shall be due for that portion of the original building an original improvements to the Demised Premises, which are Landlord's responsibility to repair, rebuild, or replace, until such repairs, rebuilding, or replacement are completed and that portion of the Demised Premises returned to the Tenant in at least as good as a condition as the same were at the commencement of this lease. If there should be a substantial interference with the operation of Tenant's business in the demised premises as a result of such damage or destruction, which requires Tenant to temporarily close its business to the public, the rent shall fully abate during the period when Tenant's business is closed.

      17.2 Notwithstanding anything to the contrary contained in Paragraph 17.1 or elsewhere in this Lease, either Landlord or Tenant may terminate this Lease on thirty (30) days' notice to the other, given within sixty (60) days after the occurrence of any damage or destruction if (1) the demised premises be damaged or destroyed as a result of a risk which is not covered by insurance, or (2) the demised premises be damaged and the cost to repair the same shall be more than fifty percent (50%) of the cost of replacement thereof.

      XVIII. WAIVER

      18.1 No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition, nor to justify or authorize the non-observance on any other occasion of the same or any other covenant or condition hereof; nor shall the acceptance of rent or other payment by the Landlord at anytime when the Tenant is in default under any covenant or condition hereof, be construed as a waiver of such default or of the Landlord's right to terminate this Lease on account of such default; it being expressly understood that if at any time the Tenant shall be in default in any of its covenants or conditions hereunder, the acceptance by the Landlord of rental or other payment during the continuing of said default or the failure of Landlord promptly to avail itself of such other rights or remedies as the Landlord may have, shall not be construed as a waiver of such default.

      XIX. TENANT'S DEFAULT; REMEDIES OF LANDLORD

      19.1 All payments hereunder required to be made by Tenant to Landlord shall be deemed and considered as rent reserved upon contract, and all remedies now or hereafter given by laws of the Commonwealth of Kentucky for the collection of rent and for forfeiture of the leasehold are reserved to Landlord in respect of the sums so payable.

      19.2 IT IS EXPRESSLY UNDERSTOOD, AGREED AND STIPULATED TO BY TENANT THAT THE REMEDIES OF REENTRY, FORFEITURE AND

TERMINATION OF THE LEASEHOLD AS SET FORTH BELOW ARE AVAILABLE TO THE LANDLORD IN THE EVENT ANY OF SAID PAYMENTS ARE NOT MADE OR IN THE EVENT OF ANY DEFAULT OR BREACH BY TENANT OF ANY COVENANT OR CONDITION SET FORTH IN THIS LEASE.

      19.3 IN THE EVENT OF DEFAULT OR BREACH BY TENANT IN THE PAYMENT OF THE RENTALS HEREIN RESERVED OR IN THE PERFORMANCE OF ANY OF THE OTHER COVENANTS, TERMS OR CONDITIONS HEREOF REQUIRED TO BE KEPT OR PERFORMED BY TENANT SUCH AS TO CAUSE A DEFAULT, INCLUDING, BUT NOT LIMITED TO, the failure of Tenant to pay rents, utilities, taxes or assessments when due, failure to maintain adequate and proper insurance coverage, or to fulfill any other obligation set forth in
Section III, relating to Use of Demised Premises; Section IV, relating to Tenant's Additional Agreements; Section V, relating to Utilities; Section VI, relating to Real Estate Taxes; Section VII, relating to Maintenance; Section IX, relating to Property in the Demised Premises; Section X, relating to Assignment and Subletting; Section XII, relating to Access to Demised Premises; Section XV, relating to Insurance and Indemnity, and Section XXII, relating to Liens, such as to cause a default, and such default shall continue for a period of thirty
(30) days after written notification thereof has been delivered to Tenant, as hereinafter provided, then in such event and as often as the same occurs, Landlord may, at its option, terminate this Lease without any further notice and re-enter upon and take possession of the leased premises, and the Tenant's leasehold shall be forfeited and terminated, and Landlord shall thereby hold and possess the same as its absolute property free and clear of any claims or, by or through Tenant, and Landlord may pursue any and all other remedies available under the laws of the Commonwealth of Kentucky for violation of any covenant or condition hereof, and all such remedies shall be deemed cumulative and not exclusive. No action by Landlord pursuant to this Section XIX shall impair the right to rental due or accrued up to the time of termination and re-entry hereunder or damages caused by the Tenant's breach of the obligations under this Lease, including, but not limited to, future rents as allowed by law.

      19.4 Tenant further agrees that if the interest of Tenant in the leased premises shall be sold on execution of judicial sale, of if bankruptcy proceedings are filed by or against Tenant, or if Tenant is adjudged a bankrupt, or it makes an assignment for the benefit of creditors, or a receiver is appointed for the Tenant or the leased premises, or if any assignment of the leasehold occurs by operation of law, then this Lease shall forthwith terminate and be forfeited and the leased premises and all improvements thereon shall forthwith become the property of Landlord, without compensation to Tenant, without refund of any rentals paid hereunder.

      XX. LANDLORD'S LEIN

      20.1 Tenant acknowledges the validity of a Landlord's lien in favor of the Landlord under Kentucky Law.

      XXI. NOTICES

      21.1 Any bill, statement, notice or communication which Landlord or Tenant may desire or be required to give to the other party shall be in writing and shall be sent to the other party by registered or certified mail to the address specified in the opening paragraph of this Lease, or to such other address as either party shall have designated to the other by like notice, and the time of the rendition of such notice shall be when same is deposited in an official United State Post Office, postage prepaid. All payments of rent or other charges shall be sent by Tenant to

Landlord at the address specified in the first paragraph of this Lease or such other address as the Landlord may, in writing, designate.

      XXII. LIENS

      22.1 Tenant covenants and agrees that it shall promptly pay all contractors and materialmen for any work and improvements that the Tenant or its agents have contracted for in the demised premises, so as to minimize the possibility of a lien attaching to the demised premises, and should any such lien be made or filed, Tenant shall have the right, at its expense, to contest such lien, provided Tenant shall then furnish Landlord with a security deposit satisfactory to Landlord for an amount at least equal to Two Hundred Percent (200%) of the amount of the lien for the Landlord's protection against all loss or expense, including reasonable attorneys' fees, on account of such asserted lien. If such contest be finally resolved against Tenant, the Tenant shall promptly pay the amount required to be paid to discharge the lien. Upon the discharge of such lien, Landlord shall promptly refund to Tenant the amount of such security deposit; provided, however, if Tenant shall fail to cause such lien to be discharged, Landlord shall have a right to apply such security deposit toward discharge of such lien and collect any additional amount which may be required to discharge said liens from Tenant.

      22.2 In addition, Tenant shall, prior to commencement of work by Tenant, provide a performance bond and a payment bond for labor and materials furnished to the demised premises, or shall provide evidence of adequate financing for completion of the work to be done.

      XXIII. CAPTIONS

      23.1 The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of such sections or articles of this

Lease nor in any way affect this Lease.

      XXIV. GOVERNING LAW

      24.1 This Lease shall be governed by and construed in accordance with the applicable laws of the Commonwealth of Kentucky in which the demised premises are located.

      XXV. INVALIDITY OF PARTICULAR PROVISIONS

      25.1 If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      XXVI ENTIRE AGREEMENT

      26.1 This is the parties' entire integrated agreement and no subsequent alteration, amendment, change, modification or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

      IN TESTIMONY WHEREOF, the parties hereto have caused this Lease to be signed upon the day and year first above written.

                    NALOP REALTY COMPANY

                    BY:____________________________________

                    Its:___________________________________
                             Landlord

STATE OF WEST VIRGINIA
COUNTY OF _____________________

      This foregoing instrument was acknowledged before me this _____________ day of_________________, 2001, by ________________________________, Partner of Nalop

Realty Company.

     My commission expires:____________________________________
                             Notary Public

                    EASY GARDENER, INC.

                    By: /s/ Sheila B. Jones
                       ------------------------------------------

                    Its VP Operations
                       ------------------------------------------
                             Tenant

STATE OF Texas
P
COUNTY OF McLennan

      This foregoing instrument was acknowledge before me this 26 day of June, 2001 by Sheila B. Jones, ___________________ of EASY GARDENER, INC.

     My commission expires: Marilyn Barnes 7/14/03
                           -------------------------------------
                                      Notary Public


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